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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): March 16, 2004

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                               Toll Brothers, Inc.
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                     001-09186               23-2416878
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(State or Other Jurisdiction     (Commission            (IRS Employer
   of Incorporation)             File Number)        Identification No.)

 3103 Philmont Avenue, Huntingdon Valley, PA                19006
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 (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (215) 938-8000
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Item 5. Other Events and Required FD Disclosure

         On March 16, 2004, Toll Brothers, Inc. issued a press release announcing the redemption on April 15, 2004 of all of the outstanding $170 million of Toll Corp.'s 8 1/8% Senior Subordinated Notes due 2009 at 104.063% of principal amount plus accrued interest. The redemption will result in a pre-tax charge in the Company's second quarter of fiscal 2004 of approximately $7.8 million or $.06 per share (diluted). A copy of the release is attached hereto as Exhibit 99.1 to this report.

    This report is being filed solely for the purpose of filing the aforementioned press release filed as Exhibit 99.1.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c). Exhibits.

         The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.                 Item
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99.1*    Press release of Toll Brothers, Inc. dated March 16, 2004 announcing the redemption of its 8 1/8 Senior Subordinated Notes due 2009.




* Filed electronically herewith.


                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  TOLL BROTHERS, INC.

Dated: March 16, 2004                             By: Joseph R. Sicree
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                                                  Joseph R. Sicree
                                                  Vice President, Chief
                                                  Accounting Officer